SECOND AMENDMENT TO MEDIA AND MARKETING SERVICES AGREEMENT

This SECOND AMENDMENT TO MEDIA AND MARKETING SERVICES AGREEMENT (this "Second Amendment") is entered into and made effective as of the 26th day of October, 2009 by and between CyberDefender Corporation, a California corporation ("CyberDefender"), and GR Match, LLC, a Delaware limited liability company ("GRM"). GRM and CyberDefender may each be referred to herein as a "Party" and, collectively, as the "Parties."

RECITALS

WHEREAS, the Parties entered into that certain Media and Marketing Services Agreement, dated as of March 24, 2009, to be effective as of March 1, 2009, as amended by that certain First Amendment thereto, dated as of June 4, 2009 (collectively the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees as follows:

1. Addition of Sections 1.1(iv) and (v) of the Agreement. The following provisions shall be added as Sections 1.1(iv) and 1.1(v) of the Agreement, respectively:

> (iv) So long as Mr. Boris Shimanovsky ("Shimanovsky") is employed by GRM or any of its Affiliates, GRM shall cause Shimanovsky to provide consulting and advisory services to CyberDefender in connection with CyberDefender's advertising, marketing, and sale of the CyberDefender Products in substantially the same form, and at substantially the same level of time commitment, as Shimanovsky has provided such services to CyberDefender from the Effective Date to the date of the Second Amendment.
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> (v) GRM shall use its commercially reasonable efforts to assist CyberDefender in connection with the advertising, marketing, and sale of the CyberDefender Products under the "For Dummies" brand name (the "Private Label Products"), which assistance shall include using its commercially reasonable efforts to assist CyberDefender in advertising the Private Label Products on QVC and the Home Shopping Network television channels and assisting in the creation, development, and/or production of television and radio direct response commercials, all at CyberDefender's sole cost and expense.

2. Addition of Section 1.3(iv) of the Agreement. The following provision shall be added as Section 1.3(iv) of the Agreement.

> (iv) GRM covenants and agrees that the GRM Services relating to the Private Label Products shall be substantially consistent in terms of resources and priority as the GRM Services relating to the CyberDefender Products.

3. Addition of Section 3.5 of the Agreement. The following provision shall be added as Section 3.5 of the Agreement.

> 3.5 Accelerated Vesting of Media Services Warrant. If CyberDefender, at any time while any of the Replacement Warrant, the Additional Vested Warrant, or the Media Services Warrant (collectively, the "Warrants") are outstanding, sells and issues any Common Stock of CyberDefender at a price per share less than the exercise price set forth in the applicable Warrant, as adjusted thereunder (such issuances collectively, a "Lower Priced Issuance"), without the prior written consent of GRM, then 37.5% of any unexpired and unvested rights of GRM to purchase shares of Common Stock of CyberDefender pursuant to the Media Services Warrant shall immediately and automatically vest in full without any notice or action of GRM. A Lower Priced Issuance shall not include: (a) shares of Common Stock of CyberDefender issued to employees, officers, directors or consultants (other than any consultant which engages in any business which is competitive with or provides any services which are similar to the business of or services provided by GRM or any of its Affiliates as determined at the time of the Lower Priced Issuance) of CyberDefender, (b) securities issued upon the exercise or exchange of or conversion of any securities issued and outstanding on the date such Warrant was issued, or (c) securities issued pursuant to acquisitions or strategic transactions.

4. Full Force and Effect. The Parties acknowledge and agree that, except as expressly provided herein, the provisions of the Agreement shall remain unmodified and in full force and effect.

5. Successors and Assigns. This Second Amendment is and shall be binding upon each of the Parties and their respective successors and assigns.

6. Recitals. The recitals to this Second Amendment are hereby incorporated by reference herein.

7. Governing Law. This Second Amendment shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

8. Entire Agreement. This Second Amendment and the Agreement contain the complete understanding and agreement of the Parties relating to the subject matter hereof and thereof and supersede any prior understanding or agreement related thereto, whether written or oral.

9. Counterparts. This Second Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, this Second Amendment has been duly executed by the Parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By: B Van de Bunt
Name: Bennet Van de Bunt
Title: Manager

CyberDefender Corporation,
a California corporation

By: ______________________
Name: Gary Guseinov
Title: Chief Executive Officer